Innventure Announces Establishment of At-the-Market Equity Program and Discontinuation of SEPA
Company puts ATM program in place to provide flexible financing and support disciplined capital management
Company targets disciplined use of ATM to support cost-effective operations
ORLANDO, Fla., Oct. 8, 2026 (GLOBE NEWSWIRE) -- Innventure, Inc. (NASDAQ: INV) ("Innventure" or the "Company"), today announced that it entered into an at-the-market equity offering agreement (the “ATM”) and has discontinued its use of the standby equity purchase agreement that it entered into with YA II PN, Ltd. in October 2023 (the “SEPA”).
The ATM provides Innventure with the flexibility to best support the Company’s operations and the ongoing development of Accelsius. The ATM provides for sales of Innventure’s common stock having an aggregate offering size of up to $60 million, however, the Company is under no obligation to sell any shares under the ATM. Any sales pursuant to the ATM are expected to occur over an extended period of time at the Company’s discretion, based on parameters established and monitored by an independent and disinterested committee of the Company’s Board of Directors (the “Board”).
“Having become eligible to use a Form S-3 shelf registration statement, we are moving away from the SEPA and established this ATM to broaden our financing options and give Innventure greater control over how and when we raise equity capital,” said Dr. Bill Grieco, Innventure’s Chief Executive Officer. “The ATM is an important tool in our capital strategy that we intend to use with discipline, taking into account market conditions, capital needs and the interests of our shareholders. Combined with the significant reduction in parent-company costs, it gives us a stronger foundation for Accelsius to achieve its milestones,” added Dr. Grieco.
“The Board has, and will continue to, carefully evaluate our overall capital structure,” said Bruce Brown, Chairman of Innventure’s Board. “The ATM provides the Board with flexibility to control the timing and extent of dilution as we focus our efforts on Accelsius as it realizes growth opportunities and creates shareholder value,” added Mr. Brown.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.
About Innventure
Innventure (NASDAQ: INV) builds, scales and operates the companies that it has founded as they commercialize new technologies. In addition to operating the companies, Innventure is focused on preserving and maximizing the value of its operating company interests for shareholders through disciplined capital allocation, focused execution, strong governance, and strategic initiatives. Learn more at innventure.com.
Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release are "forward-looking statements" within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are often identified by future or conditional words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “will,” “potential,” “predict,” “should,” “would” and other similar words and expressions (or the negative versions of such words or expressions), but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements are based on the current assumptions and expectations of future events that are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of this press release. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.
These risks and uncertainties include, but are not limited to, those factors described in Innventure’s public filings with the U.S. Securities and Exchange Commission, including, but not limited to, the following: Innventure’s and its subsidiaries’ ability to execute on their strategies, book sales and achieve future financial performance; developments and projections relating to Innventure’s and its subsidiaries’ competitors and industry; the implementation, adoption, market acceptance and success of Innventure’s and its subsidiaries’ products, business models and growth strategies; Innventure’s and its subsidiaries’ ability to generate sufficient revenue and operating cash flow; the timing and magnitude of expected cash expenditures; the availability, timing and terms of additional financing, including debt or equity financing; market conditions affecting access to capital; potential dilution resulting from future financings; Innventure’s ability to successfully implement cost reduction initiatives; risks related to recent shareholder litigation; changes in economic conditions; competitive pressures; regulatory developments; and Innventure’s ability to maintain control over its subsidiaries.
Forward‑looking statements speak only as of the date of this release, and Innventure undertakes no obligation to update them except as required by law.
Investor Relations Contact
Kyle Nagarkar, Solebury Strategic Communications
investorrelations@innventure.com
Media Contact
Gabriel Hasson, ICR Inc. / Phil Denning, ICR Inc.
Innventure@ICRinc.com